Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Jim Fitzwater - 215.299.6633
james.fitzwater@fmc.com
Investor Relations Contact: Brian Angeli - 215.299.6119
ir@fmc.com
FMC Corporation Announces First Quarter Results and Long-Term Growth Plan at Investor Day

First Quarter 2015 Highlights

•	Consolidated revenues of $659 million, consolidated adjusted earnings per share of $0.62

•	Agricultural Solutions segment earnings of $82 million

•	Health and Nutrition segment earnings of $51 million

•	Lithium segment earnings of $6 million

•	Agreement signed for sale of Alkali Chemicals for $1.64 billion

•	Full-year 2015 adjusted earnings per share guidance of $3.10 to $3.40
Investor Day Highlights

•	Steps to transform portfolio completed

•	Revenue growth of 7 to 11 percent per year from 2016 through 2020

•	Reaffirms Cheminova synergy target of $120 million delivered in first three years

•	Adjusted operating profits growth of 11 to 15 percent per year from 2016 through 2020

•	Cash available for redeployment of over $2.5 billion over next five years

PHILADELPHIA, May 11, 2015 - FMC Corporation (NYSE:FMC) today released first quarter results and will host an Investor Day in New York City.
Pierre Brondeau, president, CEO and chairman, stated: “The first three months of 2015 were characterized by extremely volatile foreign exchange movements, a high degree of uncertainty in global agricultural markets and crop specific headwinds in the Brazil crop protection markets. In the quarter, currency movements reduced our revenues by approximately 4 percent and reduced our consolidated adjusted earnings per share by 11 cents.

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“On February 3, 2015, we signed an agreement to sell Alkali Chemicals for $1.64 billion, resulting in discontinued operations treatment of Alkali Chemicals for the first quarter. The sale was completed on April 1, 2015. We also closed the Cheminova acquisition on April 21, 2015; however, this timing meant that Cheminova’s strong first quarter performance was not included in our first quarter earnings.
“The closing of these two transactions completes the key steps to transform our portfolio into one focused on agriculture, health and nutrition. Looking forward into 2016 and beyond, we expect to see stronger average annual rates of growth in revenues, adjusted operating earnings and adjusted earnings per share than we delivered between 2009 and 2014, with stronger cash generation. Underlying market growth, expanded market access, new technology introductions, operational excellence and near-term synergies from the Cheminova acquisition, plus stronger free cash flow and lower capital intensity, all will contribute to this financial performance between 2016 and 2020. We are excited about the prospects for the transformed FMC portfolio in the coming years.”
First Quarter Performance
First quarter revenue was $659.4 million, a 13 percent decrease versus the same period in 2014. The company reported a net loss of $46.8 million, or ($0.35) per diluted share, in the first quarter of 2015, compared to net income of $65.6 million, or $0.49 per diluted share, in the first quarter of 2014. First quarter results include charges of $130.6 million after tax, or $0.97 per diluted share, compared to charges of $39.4 million after tax, or $0.29 per diluted share, in the prior-year quarter. Excluding these items in both periods, adjusted earnings were $0.62 per diluted share, a decline of 21 percent versus the prior-year quarter of $0.78.
Segment Results
FMC Agricultural Solutions
First-quarter segment revenue for FMC Agricultural Solutions was $392.4 million, a decrease of 16 percent versus the prior-year quarter. First-quarter segment earnings were $81.8 million, a 32 percent decrease from the prior-year quarter. In the quarter, slow demand due to lower insect pressures and higher-than-normal channel inventories in Brazil, volatile exchange rates, and the decision to exit a distribution channel in Brazil responsible for third-party product sales negatively impacted results.
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Global crop protection markets are expected to be down by mid-single digit percent in 2015. The macroeconomic environment remains uncertain, mainly in light of current expectations of currency movements, interest rates, agricultural commodity prices and oil prices. FMC expects that earnings contributions from the Cheminova acquisition, including early synergy gains, the continued spread of weed resistance in North America and Latin America, and market share gains are expected to increase full-year segment earnings by high-single-digit to low-double-digit percent in 2015.
FMC Health and Nutrition
First-quarter segment revenue for FMC Health and Nutrition was $211.0 million, a decrease of 7 percent versus the prior-year quarter. Unfavorable foreign currency impacts, primarily a weaker Euro, decreased revenue by approximately 5 percent, and lower sales volumes, principally in alginates, reduced revenue by approximately 2 percent. Segment earnings of $51 million were flat versus the prior-year quarter as improved product mix offset the decline in revenue.
For 2015, full-year segment earnings are expected to increase by mid-single digit percent. Earnings growth is expected to come from continued demand for pharmaceutical excipients and benefits from ongoing operational improvement and restructuring programs.
FMC Lithium
First-quarter segment revenue for FMC Lithium was $56.0 million, a decrease of 12 percent from the prior-year quarter, driven by lower volumes for butyllithium. Segment earnings for the first quarter were $5.5 million, a decline of 17 percent versus the prior-year quarter. Improved operations were offset by the increasing cost environment in Argentina.
Demand for lithium is expected to remain strong in 2015, particularly for lithium hydroxide. However, the challenges of operating in Argentina are expected to continue to act as a drag on reported segment earnings. As a result, full-year reported segment earnings are expected to be within the range of $15 to $25 million.
Corporate and Other
Corporate and other expenses were $15.3 million, and interest expense, net, was $14.0 million. For the quarter, depreciation and amortization was $22.8 million, and capital additions were $15.4 million. On March 31, 2015, gross consolidated debt was $2.1 billion, and debt, net of cash, was $2.0 billion. The underlying adjusted tax rate was at 27.5 percent in the first quarter.
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For the full year 2015, adjusted earnings per share are expected to be in the range of $3.10 to $3.40.
Cheminova
FMC closed the acquisition of Cheminova on April 21, 2015, and has commenced the process of integrating Cheminova’s operations into FMC. This process is expected to result in synergies of up to $120 million in the first three years, the majority of which will be achieved from various cost-related actions. By eliminating duplicated costs, integrating procurement and supply chain activities, and aggressively targeting cross-selling opportunities, the bulk of these synergies will be in place by mid-2016.

About FMC
FMC Corporation is a specialty company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2014, FMC had annual sales of approximately $3.3 billion from continuing operations. FMC acquired Cheminova in April 2015, which had sales of DKK 6.8 billion in 2014. FMC employs approximately 7,000 people throughout the world and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition and FMC Lithium. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2014 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2015	2014
Revenue	$659.4	$756.9

Costs of sales and services	408.7	463.9

Gross margin	250.7	293.0

Selling, general and administrative expenses	297.9	114.6
Research and development expenses	26.6	25.8
Restructuring and other charges (income)	22.3	6.7
Business separation costs	—	3.0
Total costs and expenses	755.5	614.0
Income (loss) from operations	(96.1)	142.9
Equity in (earnings) loss of affiliates	0.1	(0.3)
Interest expense, net	14.0	11.6

Income (loss) from continuing operations before income taxes	(110.2)	131.6
Provision (benefit) for income taxes	(49.1)	34.6
Income (loss) from continuing operations	(61.1)	97.0
Discontinued operations, net of income taxes	15.6	(26.6)
Net income (loss)	$(45.5)	$70.4
Less: Net income attributable to noncontrolling interests	1.3	4.8
Net income (loss) attributable to FMC stockholders	$(46.8)	$65.6

Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$(62.4)	$93.8
Discontinued operations, net of tax	15.6	(28.2)
Net income (loss)	$(46.8)	$65.6
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(0.47)	$0.70
Discontinued operations	0.12	(0.21)
Basic earnings per common share	$(0.35)	$0.49
Average number of shares outstanding used in basic earnings per share computations	133.6	133.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(0.47)	$0.70
Discontinued operations	0.12	(0.21)
Diluted earnings per common share	$(0.35)	$0.49
Average number of shares outstanding used in diluted earnings per share computations	133.6	134.3

Other Data:
Capital additions	$15.4	$40.2
Depreciation and amortization expense	$22.8	$23.9

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FMC CORPORATION
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2015	2014
Revenue	$659.4	$756.9

Costs of sales and services	408.7	460.8

Gross margin	250.7	296.1

Selling, general and administrative expenses	101.0	110.4
Research and development expenses	26.6	25.8
Equity in (earnings) loss of affiliates	0.1	(0.3)

Total costs and expenses	536.4	596.7

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$123.0	$160.2

Interest expense, net	14.0	11.6
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$109.0	$148.6

Provision for income taxes	23.9	40.4
Net income attributable to noncontrolling interests	1.3	3.2
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$83.8	$105.0

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.62	$0.78
Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations (3)	134.4	134.3
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(1) Referred to as Adjusted Operating Profit.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of Corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

(3)
The average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.8 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss attributable to FMC stockholders.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

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FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2015	2014
Net income (loss) attributable to FMC stockholders (GAAP)	$(46.8)	$65.6
Corporate special charges (income):
Restructuring and other charges (income) (a)	22.3	6.7
Non-operating pension and postretirement charges (b)	6.2	4.2
Business separation costs (c)	—	3.0
Acquisition related charges (d)	190.7	3.1
Income tax expense (benefit) on Corporate special charges (income)	(80.5)	(5.8)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	(15.6)	28.2
Tax adjustment (f)	7.5	—

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$83.8	$105.0

Diluted earnings per common share (GAAP)	$(0.35)	$0.49
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.17	0.05
Non-operating pension and postretirement charges	0.05	0.03
Business separation costs	—	0.02
Acquisition related charges	1.42	0.02
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.60)	(0.04)
Discontinued operations per diluted share	(0.12)	0.21
Tax adjustments per diluted share	0.05	—

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.62	$0.78

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	134.4	134.3
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(a) Three Months Ended March 31, 2015:
Restructuring and other charges (income) includes a charge of $15.0 million associated with a license agreement entered into for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development both of which pertain our FMC Agricultural Solutions segment. Additionally, restructuring and other charges includes charges of $2.1 million associated with a reorganization of our Health and Nutrition segment and continuing environmental sites treated as a Corporate charge of $1.9 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $3.3 million.
Three Months Ended March 31, 2014:
Restructuring and other charges (income) includes a charge of $4.9 million associated with a reorganization of our Health and Nutrition segment. Additionally, this amount includes charges associated with continuing environmental sites treated as a Corporate charge of $1.4 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $0.4 million.
(b) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs from our segments as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our

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Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c) Three Months Ended March 31, 2015 and 2014:
On September 8, 2014, we announced that we will no longer proceed with the planned separation as a result of the planned acquisition of Cheminova A/S and divestiture of our FMC Alkali Chemicals division. Business separation costs for the three months ended March 31, 2014 represent charges associated with the planned separation activities through March 31, 2014.
(d) Charges related to the expensing of the inventory fair value step-up resulting from the application of purchase accounting, legal and professional fees and gains or losses on hedging purchase price associated with the planned or completed acquisitions. Amounts represent the following:

	Three Months Ended
	March 31
(in Millions)	2015	2014
Acquisition related charges - Cheminova A/S
Legal and professional fees (1)	$10.6	$—
Loss/(gain) on hedging purchase price (1)	180.1	—
Acquisition related charges - Epax
Inventory fair value step-up amortization (2)	—	3.1
Acquisition/divestiture related charges	$190.7	$3.1
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(1)	On the condensed consolidated statements of income (loss), these charges are included in “Selling, general and administrative expenses.”

(2)	On the condensed consolidated statements of income (loss), these charges are included in “Costs of sales and services.”

(e) Three Months Ended March 31,2015
Discontinued operations includes our FMC Alkali business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
Three Months Ended March 31, 2014
Discontinued operations includes our FMC Alkali and FMC Peroxygens business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. For the three months ended March 31, 2014 the balance includes the final divestiture charge associated with the sale of FMC Peroxygens business which was completed on February 28, 2014.
(f) The tax adjustments in the three months ended March 31, 2015 were related to revisions to recognition of a valuation allowance against existing deferred tax assets in one of our foreign subsidiaries. There were no tax adjustments for the three months ended March 31, 2014.

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RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended
	March 31
	2015	2014
Net income (loss) (GAAP)	$(45.5)	$70.4
Restructuring and other charges (income)	22.3	6.7
Non-operating pension and postretirement charges	6.2	4.2
Business separation costs	—	3.0
Acquisition related charges	190.7	3.1
Discontinued operations, net of income taxes	(15.6)	26.6
Interest expense, net	14.0	11.6
Provision (benefit) for income taxes	(49.1)	34.6
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$123.0	$160.2
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(1)	Referred to as Adjusted Operating Profit.

RECONCILIATION OF CONTINUING OPERATIONS EFFECTIVE TAX RATE (GAAP) TO
UNDERLYING ADJUSTED TAX RATE (NON-GAAP)
(Unaudited, in millions, except percentages)

	Three Months Ended
	March 31
	2015					2014
	Before Tax		Tax	Tax Rate		Before Tax		Tax	Tax Rate
Continuing operations	$(110.2)	(4)	$(49.1)	44.6%		$131.6	(4)	$34.6	26.3%
Adjusted earnings tax adjustments:
Corporate special charges (income) (1)	219.2		80.5			17.0		5.8
Tax expense adjustments (1)	—		(7.5)			—		—
Adjusted Earnings (Non-GAAP)	$109.0	(5)	$23.9	21.9%		$148.6	(5)	$40.4	27.2%
Foreign currency remeasurement and foreign currency discrete items (2)	—		6.1			—		—
Adjusted earnings excluding foreign currency remeasurement and foreign currency discrete items (Non-GAAP)	$109.0		$30.0	27.5%	(3)	$148.6		$40.4	27.2%	(3)
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(1)
Refer to the Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP) for more detail.

(2)
Primarily represents tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations. These tax adjustments are treated as permanent items in accordance GAAP.

(3)	Referred to as Underlying Adjusted Tax Rate.

(4)	Referred to as Income (loss) from continuing operations before income taxes.

(5)	Referred to as Adjusted earnings from continuing operations, before income taxes and noncontrolling interests.

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FMC CORPORATION
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended
	March 31
	2015	2014
Revenue
FMC Agricultural Solutions	$392.4	$466.9
FMC Health and Nutrition	211.0	226.2
FMC Lithium	56.0	63.8
Eliminations	—	—
Total	$659.4	$756.9
Income from continuing operations before income taxes
FMC Agricultural Solutions	81.8	120.1
FMC Health and Nutrition	51.0	50.9
FMC Lithium	5.5	6.6
Eliminations	—	—
Segment operating profit (a)	138.3	177.6
Corporate and other	(15.3)	(17.4)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$123.0	$160.2

Interest expense, net	(14.0)	(11.6)
Corporate special (charges) income:
Restructuring and other (charges) income (b)	(22.3)	(6.7)
Non-operating pension and postretirement charges (c)	(6.2)	(4.2)
Business separation charges (d)	—	(3.0)
Acquisition/divestiture related charges (e)	(190.7)	(3.1)
(Provision) benefit for income taxes	49.1	(34.6)
Discontinued operations, net of income taxes (f)	15.6	(26.6)
Net income attributable to noncontrolling interests	(1.3)	(4.8)
Net income (loss) attributable to FMC stockholders	$(46.8)	$65.6
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(a) Referred to as Segment Earnings.
(b) Three Months Ended March 31, 2015: Amounts related to FMC Agricultural Solutions of $18.3 million, FMC Health and Nutrition charges of $2.2 million, FMC Lithium charges of $0.3 million, and Corporate charges of $1.5 million.
Three Months Ended March 31, 2014: Amounts related to FMC Health and Nutrition charges of $4.9 million, FMC Lithium charges of $0.1 million and Corporate charges of $1.7 million.
(c) See Note (b) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(d) See Note (c) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(e) See Note (d) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(f) See Note (e) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

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FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2015	December 31, 2014
Cash and cash equivalents	$105.2	$109.5
Trade receivables, net	1,537.4	1,602.5
Inventories	640.8	607.6
Other current assets	287.3	188.8
Deferred income taxes	147.1	222.7
Current assets of discontinued operations held for sale	611.8	203.3
Total current assets	3,329.6	2,934.4

Property, plant and equipment, net	902.6	930.0
Goodwill	324.1	352.5
Deferred income taxes	235.7	200.1
Other long-term assets	519.7	522.0
Noncurrent assets held for sale	—	401.5
Total assets	$5,311.7	$5,340.5

Short-term debt and current portion of long-term debt	$907.3	$525.2
Accounts payable, trade and other	316.5	378.3
Accrued customer rebates	323.0	236.0
Guarantees of vendor financing	67.4	50.2
Accrued pensions and other postretirement benefits, current	6.6	12.7
Other current liabilities	315.0	619.6
Current liabilities of discontinued operations held for sale	79.8	88.4
Total current liabilities	2,015.6	1,910.4

Long-term debt	1,150.9	1,153.4
Long-term liabilities	675.8	708.0
Long-term liabilities of discontinued operations held for sale	—	4.7
Equity	1,469.4	1,564.0
Total liabilities and equity	$5,311.7	$5,340.5

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FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months ended March 31
	2015	2014
Cash provided (required) by operating activities of continuing operations (1)	$(304.9)	$(106.0)

Cash provided (required) by operating activities of discontinued operations	7.7	9.2

Cash provided (required) by investing activities of continuing operations	(54.2)	(64.4)

Cash provided (required) by investing activities of discontinued operations	(15.6)	188.0

Cash provided (required) by financing activities of continuing operations:
Increase (decrease) in short-term debt	383.0	(39.6)
Repayments of long-term debt	(0.4)	(0.7)
Net distributions to and acquisitions of noncontrolling interests	—	(3.0)
Dividends paid	(20.1)	(18.0)
Other repurchases of common stock	(2.9)	(4.0)
Excess tax benefits from share-based compensation	1.7	3.4
Issuances of common stock, net	3.5	5.2
Cash provided (required) by financing activities	364.8	(56.7)
Effect of exchange rate changes on cash	(2.1)	(0.8)
Increase (decrease) in cash and cash equivalents	(4.3)	(30.7)

Cash and cash equivalents, beginning of year	109.5	123.2

Cash and cash equivalents, end of period	$105.2	$92.5
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(1)	The three months ended March 31, 2015 includes $273.8 million in payments associated with the purchase price hedges for the Cheminova A/S acquisition.

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